Exhibit 99.2

FORD NEWS

Media Information Center, 14441 Rotunda Drive, Suite 185, Dearborn, MI 48120
Telephone: (800) 665-1515; Fax:  (313) 845-7512
Internet: http://media.ford.com

Contact:  Media Inquiries    Institutional Investors       Shareholder Inquiries
          Jim Cain           Mike Holland                  (800) 555-5259 or
          (313) 322-3428     (313) 323-8221                (313) 845-8540

For Release April 15, 7:00 a.m. EDT

FORD'S FIRST QUARTER OPERATING EARNINGS UP 20 PERCENT TO RECORD $1.8 BILLION; 12TH QUARTER OF IMPROVEMENT

DEARBORN, Mich., April 15, 1999 -- Ford Motor Company [NYSE: F] today reported record first quarter operating earnings of $1,814 million, or $1.46 per diluted share of common and Class B stock, up $300 million or 20 percent on a comparable basis. This marks Ford's twelfth consecutive quarter of year-over-year improvement in operating earnings.

Reported first quarter earnings, which include a one-time gain of $165 million on the dissolution of AutoEuropa, Ford's joint venture with Volkswagen AG in Portugal, were $1,979 million, or $1.60 per share, up $465 million. The operating results of Volvo Cars will not be reflected in Ford's financial results until the second quarter of 1999.

Ford's reported first quarter earnings in 1998 were $17,646 million, or $14.23 per share. Comparable first quarter 1998 results were $1,514 million, or $1.22 per share. This excludes $177 million of earnings from Associates First Capital [NYSE: AFS], the one-time non-cash gain of $15,955 million resulting from The Associates spin-off, and an earnings-per-share reduction of seven cents resulting from the premium paid to repurchase Ford's Series B preferred stock.

"The Ford team is energized and focused, and we were determined to make a fast start in 1999," said Jacques A. Nasser, president and chief executive officer. "In a few short months, thanks to a tremendous team effort, we completed the acquisition of Volvo Cars, created the Premier Automotive Group to drive the growth of our premium brands, recruited several talented executives to the company and announced our intention to acquire Kwik-Fit, Europe's largest vehicle maintenance and light repair chain. We followed this up with record earnings. The best news for our consumers and shareholders is that the transformation of Ford is really just getting started."

AUTOMOTIVE OPERATIONS: Ford's operating earnings from worldwide automotive operations were $1,486 million, up $251 million, or 20 percent, from the same period a year ago. Ford's reported automotive earnings, which include the $165 million AutoEuropa gain, were $1,651 million, up $416 million. Worldwide automotive revenues in the first quarter of 1999 were a record $31,933 million, up 10 percent compared with a year ago. After-tax return on sales improved nine-tenths of a point to 5.2 percent.

Automotive cash was $23.5 billion at the end of the quarter, up $2.2 billion from a year ago. Net cash was $12 billion, down $1.1 billion. The decline was more than explained by the first installment payment for the acquisition of Volvo Cars. Total automotive costs declined by $100 million at constant volume and mix in the first quarter. Ford's full-year milestone is to reduce total costs by $1 billion compared with 1998.

Strong consumer acceptance of the company's products has been driving profitability, and the coming six months will see a number of important vehicle introductions, including the second quarter launch of the Jaguar S-Type in North America and Europe. Product launches in North America also include the Lincoln LS and Ford F-650/750 commercial trucks in the second quarter, and the Ford Taurus, Mercury Sable, Ford Focus and Ford Excursion in the second half.

North America: Automotive operations earned $1,588 million in the first quarter of 1999, up $578 million from the same period a year ago. After-tax return on sales was 6.6 percent, up 1.6 points. Ford's full-year milestone for North America is to achieve an after-tax return on sales greater than 5 percent.

Total vehicle sales in the United States set a new first quarter record, with the annual selling rate increasing from 15.3 million units in 1998 to 16.9 million units in 1999. Ford's sales were strong across the board, with light trucks up 20 percent and retail car sales up 10 percent. In response to the strong consumer demand, Ford recently increased its second quarter production by 10,000 cars and 20,000 trucks.

Europe: Ford broke even in the first quarter of 1999 on an operating basis, compared with earnings of $230 million a year ago. Ford's reported first quarter 1999 earnings in Europe, which include the AutoEuropa gain, were $165 million. The results reflect, in part, lower volumes and higher fixed marketing costs for brand awareness and product launches. Ford's 1999 milestone for Europe is to grow earnings compared with 1998.

Overall, the vehicle market in Europe continues to be strong, and the Ford Focus continues to gain momentum. Ford has now delivered about 200,000 Focus models to consumers in Europe, including 60,000 units in March alone.

South America: Ford lost $165 million in the first quarter of 1999, compared with a loss of $45 million in the same period a year ago. Ford's full-year milestone for South America is to improve operating results, but given the adverse economic environment in the region, the company does not presently expect to achieve its goal.

FORD CREDIT: Ford Credit earned $300 million in the first quarter of 1999, up $22 million, or 8 percent, compared with the first quarter of 1998. The earnings growth reflects higher financing volumes, improved credit loss performance and lower taxes, offset partially by higher depreciation expense on leased vehicles. Ford Credit is on track to meet its 1999 full-year milestone to grow earnings by 10 percent compared with 1998.

VISTEON AUTOMOTIVE SYSTEMS: In the first quarter of 1999, Visteon earned $208 million, up 10 percent compared with the same period a year ago, and won future new business contracts expected to generate revenues of $700 million annually. Visteon's full-year 1999 milestone is to grow earnings and win $2 billion in new business contracts. Visteon's earnings are included in the company's automotive results.

HERTZ: The Hertz Corporation [NYSE: HRZ] reported record first quarter earnings of $49 million, up $14 million, or 38 percent, from the same period a year ago. Ford's share of Hertz' first quarter earnings was $40 million in 1999 and $29 million in 1998.

                                 * * * * *

"Record first quarter earnings give us a strong platform to continue to deliver great products and services to our consumers and great returns to our shareholders," Nasser said.

                                  # # #

                                        Ford Motor Company and Subsidiaries

                                                    HIGHLIGHTS
                                                    ----------


                                                                                          First Quarter
                                                                                  ----------------------------
                                                                                      1999            1998
                                                                                  ------------    ------------
                                                                                           (unaudited)
   Worldwide vehicle unit sales of cars and trucks
    (in thousands)
   - North America                                                                    1,220           1,057
   - Outside North America                                                              554             670
                                                                                      -----           -----
       Total                                                                          1,774           1,727
                                                                                      =====           =====

   Sales and revenues (in millions)
   - Automotive                                                                   $  31,933       $  29,076
   - Financial Services                                                               5,952           7,508
                                                                                  ---------       ---------
       Total                                                                      $  37,885       $  36,584
                                                                                  =========       =========

   Net income (in millions)
   - Automotive                                                                   $   1,651       $   1,235
   - Financial Services (including income of
     The Associates through March 12, 1998)                                             328             456
                                                                                  ---------       ---------
       Subtotal                                                                       1,979           1,691
   - Gain on spin-off of The Associates                                                   -          15,955
                                                                                  ---------       ---------
       Total                                                                      $   1,979       $  17,646
                                                                                  =========       =========

   Capital expenditures (in millions)
   - Automotive                                                                   $   1,338       $   2,101
   - Financial Services                                                                 144              98
                                                                                  ---------       ---------
       Total                                                                      $   1,482       $   2,199
                                                                                  =========       =========

   Automotive capital expenditures as a percentage
    of sales                                                                            4.2%            7.2%

   Stockholders' equity at March 31
   - Total (in millions)                                                          $  24,747       $  21,497
   - After-tax return on Common and Class B
     stockholders' equity                                                              33.0%           24.8%

   Automotive net cash at March 31
    (in millions)
   - Cash and marketable securities                                               $  23,456       $  21,277
   - Debt                                                                            11,477           8,178
                                                                                  ---------       ---------
       Automotive net cash                                                        $  11,979       $  13,099
                                                                                  =========       =========

   After-tax return on sales
   - North American Automotive                                                          6.6%            5.0%
   - Total Automotive                                                                   5.2%            4.3%

   Shares of Common and Class B Stock (in millions)
   - Average number outstanding                                                       1,211           1,210
   - Number outstanding at March 31                                                   1,211           1,213

   Common Stock price (per share)
    (adjusted to reflect The Associates spin-off)
   - High                                                                         $66-1/2         $43-5/8
   - Low                                                                           55-1/4          28-5/16

   AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
    AFTER PREFERRED STOCK DIVIDENDS

   Income assuming dilution
   - Automotive                                                                   $    1.33       $    0.99
   - Financial Services (including income of
     The Associates through March 12, 1998)                                            0.27            0.37
                                                                                  ---------       ---------
       Subtotal                                                                        1.60            1.36
   - Premium on Series B Preferred Stock repurchase                                       -           (0.07)
   - Gain on spin-off of The Associates                                                   -           12.94
                                                                                  ---------       ---------
       Total                                                                      $    1.60       $   14.23
                                                                                  =========       =========

   Cash dividends                                                                 $    0.46       $    0.42


                                                                 FS-1


                                        Ford Motor Company and Subsidiaries

                                                VEHICLE UNIT SALES
                                                ------------------

                                   For the Periods Ended March 31, 1999 and 1998
                                                  (in thousands)



                                                                                           First Quarter
                                                                                       --------------------
                                                                                         1999        1998
                                                                                       --------    --------
                                                                                            (unaudited)
         North America
         United States
          Cars                                                                           404          391
          Trucks                                                                         739          564
                                                                                       -----        -----
           Total United States                                                         1,143          955

         Canada                                                                           58           74
         Mexico                                                                           19           28
                                                                                       -----        -----

           Total North America                                                         1,220        1,057

         Europe
         Britain                                                                         126          142
         Germany                                                                          90          106
         Italy                                                                            50           70
         Spain                                                                            43           37
         France                                                                           38           39

         Other countries                                                                  99          108
                                                                                       -----        -----

           Total Europe                                                                  446          502

         Other international
         Australia                                                                        30           30
         Brazil                                                                           22           42
         Taiwan                                                                           17           29
         Argentina                                                                        14           30
         Japan                                                                             7            8
         Other countries                                                                  18           29
                                                                                       -----        -----

           Total other international                                                     108          168
                                                                                       -----        -----

         Total worldwide vehicle unit sales                                            1,774        1,727
                                                                                       =====        =====



          Vehicle unit sales generally are reported worldwide on a "where sold" basis and include sales of all Ford-badged units, as well as units manufactured by Ford and sold to other manufacturers.

          Prior period restated to correct reported unit sales.



                                        Ford Motor Company and Subsidiaries

                                         CONSOLIDATED STATEMENT OF INCOME
                                         --------------------------------
                                   For the Periods Ended March 31, 1999 and 1998
                                                   (in millions)

                                                                                              First Quarter
                                                                                        -----------------------
                                                                                          1999           1998
                                                                                        --------       --------
                                                                                              (unaudited)
   AUTOMOTIVE
   Sales                                                                                $31,933        $29,076

   Costs and expenses (Note 2)
   Costs of sales                                                                        27,615         25,354
   Selling, administrative and other expenses                                             1,931          1,916
                                                                                        -------        -------
     Total costs and expenses                                                            29,546         27,270

   Operating income                                                                       2,387          1,806

   Interest income                                                                          340            322
   Interest expense                                                                         293            199
                                                                                        -------        -------
     Net interest income                                                                     47            123
   Equity in net income/(loss) of affiliated                                                 50            (10)
    companies
   Net expense from transactions with
    Financial Services                                                                      (28)           (48)
                                                                                        -------        -------

   Income before income taxes - Automotive                                                2,456          1,871

   FINANCIAL SERVICES
   Revenues                                                                               5,952          7,508

   Costs and expenses
   Interest expense                                                                       1,888          2,370
   Depreciation                                                                           2,157          2,037
   Operating and other expenses                                                             997          1,583
   Provision for credit and insurance losses                                                391            708
                                                                                        -------        -------
     Total costs and expenses                                                             5,433          6,698
   Net revenue from transactions with Automotive                                             28             48
   Gain on spin-off of The Associates (Note 5)                                                -         15,955
                                                                                        -------        -------

   Income before income taxes - Financial Services                                          547         16,813
                                                                                        --------       -------

   TOTAL COMPANY
   Income before income taxes                                                             3,003         18,684
   Provision for income taxes                                                             1,005            972
                                                                                        -------        -------
   Income before minority interests                                                       1,998         17,712
   Minority interests in net income of subsidiaries                                          19             66
                                                                                        -------        -------
   Net income                                                                           $ 1,979        $17,646
                                                                                        ========       =======

   Income attributable to Common and Class B Stock
    after preferred stock dividends                                                     $ 1,975        $17,551

   Average number of shares of Common and Class B
    Stock outstanding                                                                     1,211          1,210

   AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK

   Basic income (Note 6)                                                                $  1.64        $ 14.48

   Diluted income (Note 6)                                                              $  1.60        $ 14.23

   Cash dividends                                                                       $  0.46        $  0.42


    The accompanying notes are part of the financial statements.

    Prior period selling, administration and other expenses restated.



                                        Ford Motor Company and Subsidiaries

                                            CONSOLIDATED BALANCE SHEET
                                            --------------------------
                                                   (in millions)

                                                                                             March 31,      December 31,
                                                                                               1999             1998
                                                                                           ------------    --------------
                                                                                            (unaudited)
ASSETS
Automotive
Cash and cash equivalents                                                                   $  4,187          $  3,685
Marketable securities                                                                         19,269            20,120
                                                                                            --------          --------
   Total cash and marketable securities                                                       23,456            23,805

Receivables                                                                                    2,668             2,604
Inventories (Note 7)                                                                           5,542             5,656
Deferred income taxes                                                                          3,169             3,239
Other current assets                                                                           3,174             3,405
Current receivable from Financial Services                                                       284                 0
                                                                                            --------          --------
   Total current assets                                                                       38,293            38,709

Equity in net assets of affiliated companies (Note 3)                                          9,210             2,401
Net property                                                                                  36,882            37,320
Deferred income taxes                                                                          3,056             3,175
Other assets                                                                                   6,999             7,139
                                                                                            --------          --------
   Total Automotive assets                                                                    94,440            88,744

Financial Services
Cash and cash equivalents                                                                      1,743             1,151
Investments in securities                                                                        804               968
Net receivables and lease investments                                                        133,976           132,567
Other assets                                                                                  14,590            13,227
Receivable from Automotive                                                                       958               888
                                                                                            --------          --------
   Total Financial Services assets                                                           152,071           148,801
                                                                                            --------          --------

   Total assets                                                                             $246,511          $237,545
                                                                                            ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Automotive
Trade payables                                                                              $ 12,489          $ 13,368
Other payables                                                                                 2,290             2,755
Accrued liabilities                                                                           20,000            16,925
Income taxes payable                                                                           1,529             1,404
Debt payable within one year                                                                   1,501             1,121
Current payable to Financial Services                                                              0                70
                                                                                            --------          --------
   Total current liabilities                                                                  37,809            35,643

Long-term debt                                                                                 9,976             8,713
Other liabilities                                                                             31,240            30,133
Deferred income taxes                                                                            745               751
Payable to Financial Services                                                                    958               818
                                                                                            --------          --------
   Total Automotive liabilities                                                               80,728            76,058

Financial Services
Payables                                                                                       3,614             3,555
Debt                                                                                         124,887           122,324
Deferred income taxes                                                                          5,754             5,488
Other liabilities and deferred income                                                          5,821             6,034
Payable to Automotive                                                                            284                 0
                                                                                            --------          --------
   Total Financial Services liabilities                                                      140,360           137,401

Company-obligated mandatorily redeemable preferred securities of a subsidiary
 trust holding solely junior subordinated debentures of the Company (Note 8)                     676               677

Stockholders' equity
Capital stock
 Preferred Stock, par value $1.00 per share (aggregate liquidation preference
  of $177 million)                                                                                 *                 *
 Common Stock, par value $1.00 per share (1,151 million shares issued)                         1,151             1,151
 Class B Stock, par value $1.00 per share (71 million shares issued)                              71                71
Capital in excess of par value of stock                                                        5,147             5,283
Accumulated other comprehensive income                                                        (1,820)           (1,670)
ESOP loan and treasury stock                                                                    (879)           (1,085)
Earnings retained for use in business                                                         21,077            19,659
                                                                                            --------          --------
   Total stockholders' equity                                                                 24,747            23,409
                                                                                            --------          --------

   Total liabilities and stockholders' equity                                               $246,511          $237,545
                                                                                            ========          ========
- - - -
*Less than $1 million

The accompanying notes are part of the financial statements.



                                        Ford Motor Company and Subsidiaries

                                  CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  ----------------------------------------------
                                   For the Periods Ended March 31, 1999 and 1998
                                                   (in millions)


                                                                           First Quarter 1999             First Quarter 1998
                                                                       --------------------------     -------------------------

                                                                                        Financial                     Financial
                                                                        Automotive      Services       Automotive     Services
                                                                       ------------    ----------     ------------   ----------
                                                                              (unaudited)                    (unaudited)

Cash and cash equivalents at January 1                                  $ 3,685        $  1,151        $ 6,316       $  1,618

Cash flows from operating activities before securities trading            2,957           1,830          3,138          4,463
Net sales/(purchases) of trading securities                                 922              99            108           (113)
                                                                        -------        ---------       -------       --------
   Net cash flows from operating activities                               3,879           1,929          3,246          4,350

Cash flows from investing activities
 Capital expenditures                                                    (1,338)           (144)        (2,101)           (98)
 Purchase of leased assets                                                    0               -           (110)             -
 Acquisitions of receivables and lease investments                            -         (18,304)             -        (27,772)
 Collections of receivables and lease investments                             -          12,859              -         19,289
 Net acquisitions of daily rental vehicles                                    -            (768)             -           (611)
 Purchases of securities                                                   (392)           (309)          (123)          (569)
 Sales and maturities of securities                                         321             367             62            491
 Proceeds from sales of receivables and lease investments                     -           2,045              -          2,368
 Net investing activity with Financial Services                              39               -            403              -
 Volvo acquisition (Note 3)                                              (2,966)              -              -              -
 Other                                                                      167              (3)           269           (661)
                                                                        -------        --------        -------       --------
   Net cash used in investing activities                                 (4,169)         (4,257)        (1,600)        (7,563)

Cash flows from financing activities
 Cash dividends                                                            (561)             (1)          (519)            (1)
 Issuance/(Purchases) of Common Stock                                      (136)              -             93              -
 Preferred stock - Series B repurchase, Series A redemption                   0               -           (420)             -
 Changes in short-term debt                                                 121            (968)            76          1,882
 Proceeds from issuance of other debt                                     1,632           9,097            337          7,996
 Principal payments on other debt                                          (151)         (5,282)          (812)        (5,650)
 Net financing activity with Automotive                                       -             (39)             -           (403)
 Spin-off of The Associates cash                                              -               -              -           (508)
 Other                                                                      178               5           (323)            53
                                                                        -------        --------        -------       --------
   Net cash (used in)/provided by financing activities                    1,083           2,812         (1,568)         3,369

Effect of exchange rate changes on cash                                     (77)           (106)            (9)            69
Net transactions with Automotive/Financial Services                        (214)            214            419           (419)
                                                                        -------        --------        -------       --------

   Net increase/(decrease) in cash and cash equivalents                     502             592            488           (194)
                                                                        -------        --------        -------       --------

Cash and cash equivalents at March 31                                   $ 4,187        $  1,743        $ 6,804       $  1,424
                                                                        =======        ========        =======       ========



The accompanying notes are part of the financial statements.

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (unaudited)

1. Financial Statements - The financial data presented herein are unaudited, but in the opinion of management reflect those adjustments necessary for a fair presentation of such information. Results for interim periods should not be considered indicative of results for a full year. Reference should be made to the financial statements contained in the registrant's Annual Report on Form 10-K (the "10-K Report") for the year ended December 31, 1998. For purposes of Notes to Financial Statements, "Ford" or the "Company" means Ford Motor Company and its majority owned subsidiaries unless the context requires otherwise. Certain amounts for prior periods are reclassified, if required, to conform with present period presentations.

     Accounting Changes
     ------------------

     In the first quarter of 1999, we adopted Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". This SOP requires entities to capitalize certain internal-use software costs once certain criteria are met. Our practice has been to expense the costs of obtaining or developing internal-use software as incurred.

     Beginning in 1999, we changed from an accelerated method to the units-of-production method for special tooling amortization. This change is being made to recognize that special tooling retains its value more uniformly over time and more closely aligns tooling amortization with vehicle production volumes, and provides a better matching of costs and revenues.

     Also beginning in 1999, we modified our plant and equipment retirement policy to reflect gains and losses in income in the year of retirement. Previously, the cost of retired assets, net of salvage proceeds, was charged to accumulated depreciation. The plant and equipment retirement change in accounting principle is being made to better reflect the results of asset disposal/sale decisions.

     Adoption of these changes did not have a material effect on our financial statements.


2. Selected Automotive costs and expenses are summarized as follows (in millions):

                                    First Quarter
                                  ------------------
                                  1999          1998
                                  ----          ----
               Depreciation       $746          $680
               Amortization        572           718

     Dissolution of AutoEuropa Joint Venture - Effective January 1, 1999, our joint venture for the production of minivans with Volkswagen AG in Portugal (AutoEuropa) was dissolved resulting in a $255 million pre-tax gain ($165 million after-tax).

3. Purchase of AB Volvo's Worldwide Passenger Car Business - On March 31, 1999, we purchased AB Volvo's worldwide passenger car business "Volvo Car" for approximately $6.45 billion. The acquisition price consisted of a cash payment of approximately $2.0 billion on March 31, 1999, a deferred payment obligation to AB Volvo of approximately $1.6 billion due March 31, 2001, and existing Volvo car automotive-related net indebtedness of approximately $2.9 billion.

     In addition to the cash payment to Volvo, as of March 31, 1999, approximately $1.0 billion was paid to reduce automotive indebtedness and for acquisition-related costs. Most of the remaining automotive indebtedness was repaid on April 12, 1999. The purchase price payment and automotive debt repayments were funded from our cash reserves.

     The acquisition will be accounted for as a purchase. The assets purchased, liabilities assumed and the results of operations of Volvo Car will be included in our financial statements on a consolidated basis beginning in the second quarter of 1999. Our investment in Volvo Car at March 31, 1999 is included in Equity in Net Assets of Affiliated Companies.


4. Purchase of Kwik-Fit Holdings plc - On April 12, 1999, we announced that we had reached an agreement with the board of Kwik-Fit Holdings plc ("Kwik-Fit") for a cash tender offer of all the outstanding capital stock of Kwik-Fit, Europe's largest independent car maintenance and repair company.

     Our offer price is (pound)5.60 (approximately the equivalent of $9.05) per share, or an aggregate of (pound)1,008 million (approximately the equivalent of $1.6 billion).

     Our offer is contingent on receipt of applicable regulatory approvals and acceptances from holders of at least 90% of the outstanding shares of Kwik-Fit. The directors of Kwik-Fit have unanimously recommended that Kwik-Fit shareholders accept our offer.

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (unaudited)

5. Spin-off of The Associates - On March 2, 1998, the Board of Directors of the Company approved the spin-off of The Associates by declaring a dividend on Ford's outstanding shares of Common and Class B Stock consisting of Ford's 80.7% interest (279.5 million shares) in The Associates. The Board of Directors also declared a dividend in cash on shares of Company stock held in U.S. employee savings plans equal to the market value of The Associates stock to be distributed per share of the Company's Common and Class B Stock. Both the spin-off dividend and the cash dividend were paid on April 7, 1998 to stockholders of record on March 12, 1998.

     Holders of Ford Common and Class B Stock on the record date received
     0.262085 shares of The Associates common stock for each share of Ford stock, and participants in U.S. employee savings plans on the record date received $22.12 in cash per share of Ford stock, based on the volume-weighted average price of The Associates stock of $84.3849 per share on April 7, 1998. The total value of the distribution (including the $3.2 billion cash dividend) was $26.8 billion or $22.12 per share of Ford stock.

     As a result of the spin-off of The Associates, Ford realized a gain of $15,955 million based on the fair value of The Associates as of the record date, March 12, 1998, in first quarter 1998. Ford has received a ruling from the U.S. Internal Revenue Service that the distribution qualifies as a tax-free transaction for U.S. federal income tax purposes.

     The Company's results in first quarter 1998 include Ford's share of The Associates earnings through the record date, March 12 ($177 million, or $0.14 a share).


6. Income Per Share of Common and Class B Stock - Basic income per share of Common and Class B Stock is calculated by dividing the income attributable to Common and Class B Stock by the average number of shares of Common and Class B Stock outstanding during the applicable period, adjusted for shares issuable under employee savings and compensation plans.

     The company had Series A Preferred Stock convertible to Common Stock until January 9, 1998. Other obligations, such as stock options, are considered to be dilutive potential common stock. The calculation of diluted income per share of Common and Class B Stock takes into account the effect of dilutive potential common stock.

     Income per share of Common and Class B Stock was as follows (in millions, except per share amounts):

                                                           First Quarter 1999             First Quarter 1998
                                                          --------------------           --------------------
                                                          Income        Shares           Income        Shares
                                                          ------        ------           ------        ------
     Net income                                           $1,979         1,211           $17,646        1,210
     Preferred stock dividend requirements                    (4)           -                (95)           -
     Issuable and uncommitted ESOP shares                      -           (5)                 -            2
                                                          ------        -----            -------        -----
     Basic income and shares                              $1,975        1,206            $17,551        1,212

     Basic income per share                               $ 1.64                         $ 14.48
     ----------------------

     Basic income and shares                              $1,975        1,206            $17,551        1,212
     Net dilutive effect of options                            -           31                  -           20
     Convertible preferred stock and other                     0            0                  0            1
                                                          ------        -----            -------        -----
     Diluted income and shares                            $1,975        1,237            $17,551        1,233

     Diluted income per share                             $ 1.60                         $ 14.23
     ------------------------


7. Automotive inventories are summarized as follows (in millions):
   ----------------------


                                                      March 31,    December 31,
                                                        1999           1998
                                                      ---------    ------------
     Raw materials, work in process and supplies       $2,771        $2,887
     Finished products                                  2,771         2,769
        Total inventories                              $5,542        $5,656
                                                       ======        ======

     U.S. inventories                                  $1,988        $1,832

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                   (unaudited)

8. Company-Obligated Mandatorily Redeemable Preferred Securities of a Subsidiary Trust - The sole asset of Ford Motor Company Capital Trust I (the "Trust"), which is the obligor on the Preferred Securities of such Trust, is $632 million principal amount of 9% Junior Subordinated Debentures due 2025 of Ford Motor Company.


9. Comprehensive Income - Other comprehensive income includes foreign currency translation adjustments, minimum pension liability adjustments, and net unrealized gains and losses on investments in equity securities. Total comprehensive income is summarized as follows (in millions):

                                                               First Quarter
                                                          ---------------------
                                                           1999           1998
                                                          ------        -------
         Net income                                       $1,979        $17,646
         Other comprehensive income                         (150)          (188)
                                                          ------        -------
           Total comprehensive income                     $1,829        $17,458
                                                          ======        =======


10.  Segment Information - Ford has identified four primary operating segments:
     Automotive, Visteon, Ford Credit and Hertz. Segment selection was based upon internal organizational structure, the way in which these operations are managed and their performance evaluated by management and our Board of Directors, the availability of separate financial results and materiality considerations. Segment detail is summarized as follows (in millions):

                                Automotive Sector       Financial Services Sector
                                ------------------    ------------------------------
                                                                                                     Total      Total
 First Quarter                   Auto-                  Ford                 Other       Elims/       Auto     Fin Svcs
                                 motive   Visteon      Credit     Hertz     Fin Svcs     Other       Sector     Sector
                                -------   -------     --------    ------    --------    -------     -------    --------


1999
Revenues
   External customer revenues   $31,597    $  417     $  4,863    $1,031    $    56     $   (79)    $31,933    $  5,952
   Intersegment revenues          1,188     4,355           57         2         71      (5,673)          0           0
                                -------    ------     --------    ------    -------     -------     -------    --------
     Total Revenues             $32,785    $4,772     $  4,920    $1,033    $   127     $(5,752)    $31,933    $  5,952
                                =======    ======     ========    ======    =======     =======     =======    ========

Net income                      $ 1,443    $  208     $    300    $   49    $   (12)    $    (9)    $ 1,651    $    328

Total assets                    $89,905    $9,771     $140,643    $9,293    $ 6,266     $(9,367)    $94,440    $152,071


1998
Revenues
   External customer revenues   $29,496    $  307     $  4,492    $  897    $ 2,117     $   (95)    $29,706    $  7,508
   Intersegment revenues          1,231     4,071           67         2        131      (5,502)          0           0
                                -------    ------     --------    ------    -------     -------     -------    --------

     Total Revenues             $30,727    $4,378     $  4,559    $  899    $ 2,248     $(5,597)    $29,706    $  7,508
                                =======    ======     ========    ======    =======     =======     =======    ========

Net income                      $ 1,046    $  189     $    278    $   35    $16,147 a/  $   (49)    $ 1,235    $ 16,411

Total assets                    $81,631    $8,780     $124,533    $7,665    $ 9,346     $(8,717)    $85,504    $137,734

- - - - -

a/ Includes $15,955 non-cash gain (not taxed) on spin-off of The Associates in the first quarter of 1998 (Note 5).

"Other Financial Services" data is an aggregation of miscellaneous smaller Financial Services Sector business components, including Ford Motor Land Development Corporation, Ford Leasing Development Company, Ford Leasing Corporation, and Granite Management Corporation, and certain unusual transactions (footnoted). Also included is data for The Associates, which was spun off from Ford in 1998.

"Eliminations/Other" data includes intersegment eliminations and minority interest calculations. Interest income for the operating segments in the Financial Services Sector is reported as "Revenue". Included in the Visteon segment's external customer revenues are sales to outside fabricators for inclusion in components sold to Ford's Automotive segment.